UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

TRxADE HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2420 Brunello Trace

Lutz, Florida 33558

(Address of Principal Executive Offices)

(800) 261-0281

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On June 17, 2024, the board of directors (the “Board”) of TRxADE Health, Inc. (the “Company”) appointed Subbarao Jayanthi to the Board. It has not yet been determined on which committees of the Board Mr. Jayanthi will serve.

Set forth below is certain information concerning Mr. Jayanthi’s past employment history, directorships held in public companies, if any, and his qualifications for service on the Board. Neither Mr. Jayanthi, nor his immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Jayanthi will be entitled to equity and cash compensation provided to all independent directors in accordance with the Company’s policies and practices.

Subbarao Jayanthi

Subbarao Jayanthi, is the Managing Partner of RxC International, LLC and has been with the company since May 2013. RxC International is a strategy consulting firm advising biopharma companies on growth strategies and while at the firm Mr. Jayanthi has advised senior executives and board members at several biopharma companies on corporate strategy, portfolio strategy, and licensing/M&A transactions in the US, EU, and Japan. Mr. Jayanthi is also a Board Member and Chief Business Officer of Interlude Biopharma, a GI company with three late-stage novel medications under development for gastrointestinal disorders. He is also a Senior Advisor to Modig Life Sciences, a rare disease company developing an antisense oligonucleotide for a fatal neurodegenerative disease. Before this, Subbarao was the head of business planning at Daiichi Sankyo, a Top 20 global biopharma company. He spent a decade in leadership positions at global strategy consulting firms such as BCG and others, earlier in his career. He has authored books on biopharma commercialization, value chain management, and investments. He has an MBA in strategy, finance, and marketing from Kellogg School of Management at Northwestern University.

Our Board believes that Mr. Jayanthi is well qualified to serve on the Board because of his experience advising biopharma companies.

Director Resignation

On June 17, 2024, Narasimhan Mani voluntarily resigned as a director of the Company. His decision to resign was not the result of any dispute or disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer
Date: June 20, 2024